                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 1st day of May, 2009, by and between Franklin Advisers, Inc., a California corporation ("Franklin")(the "Adviser"), and Met Investors Advisory LLC, a Delaware limited liability company (the "Manager").

     WHEREAS, the Manager serves as investment manager of Met Investors Series Trust (the "Trust"), a Delaware business trust which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act") pursuant to a management agreement dated December 8, 2000, as amended from time to time (the "Management Agreement"); and

     WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Met/Templeton International Bond Portfolio (the "Portfolio"); and

     WHEREAS, the Manager desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Manager in performing investment advisory services for the Portfolio; and

     WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. Employment of the Adviser. The Manager hereby employs the Adviser to
        -------------------------
manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Manager, the Portfolio or the Trust in any way. The Adviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Adviser receives the express agreement and consent of the Manager and/or the Trust's Board of Trustees to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Adviser shall act as the Manager's and the Trust's agent and attorney-in-fact.

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     Copies of the Trust's Registration Statement, as it relates to the
Portfolio (the "Registration Statement"), and the Trust's Agreement and Declaration of Trust and Bylaws (collectively, the "Charter Documents"), each as currently in effect, have been or will be delivered to the Adviser. The Manager agrees, on an ongoing basis, to notify the Adviser in writing of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio before they become effective and to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission ("SEC") and amendments to the Charter Documents. The Manager will promptly provide the Adviser with any procedures applicable to the Adviser adopted from time to time by the Trust's Board of Trustees and agrees to promptly provide the Adviser copies of all amendments thereto. The Adviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Manager.

     The Manager shall timely furnish the Adviser with such additional information as may be reasonably necessary for or requested by the Adviser to perform its responsibilities pursuant to this Agreement. The Manager shall cooperate with the Adviser in setting up and maintaining brokerage accounts and other accounts the Adviser deems advisable to allow for the purchase or sale of various forms of securities pursuant to this Agreement.

     2. Obligations of and Services to be Provided by the Adviser. The Adviser
        ---------------------------------------------------------
undertakes to provide the following services and to assume the following obligations:

          a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Manager, subject to and in accordance with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents if provided by the Manager to the Adviser, as such Registration Statement and Charter Documents may be amended from time to time and if provided to the Adviser as amended, in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder and any written instructions which the Manager or the Trust's Board of Trustees may issue from time-to-time in accordance therewith. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Adviser shall render such reports to the Trust's Board of Trustees and the Manager as they may reasonably request concerning the investment activities of the Portfolio, provided that the Adviser shall not be responsible for Portfolio accounting.

     Decisions on proxy voting will be made by the Adviser unless such decisions are expressly reserved by the Manager. The Adviser's obligation to vote proxies shall be contingent upon receipt of proxies from the Portfolio custodian in a timely manner. The


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Adviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Portfolio, or the issuers thereof. However, the Adviser will use commercially reasonable efforts to file proofs of claim on behalf of the Portfolio in securities class-action suits and SEC settlements which have a proof of claim process for investors and, in that connection, the Adviser may, without prior permission or consent, include information about the Portfolio. The Adviser may, at any time, terminate its obligation to file such proofs of claim by giving notice of such termination to the Manager, and such obligation shall, if not sooner terminated, automatically terminate upon the termination of this Agreement. The Manager and the Portfolio acknowledge that by filing a proof of claim on the Portfolio's behalf, the Adviser may waive the Portfolio's right to pursue separate litigation against the issuer with respect to the subject matter of the lawsuit. Should the Adviser determine to undertake litigation against an issuer on behalf of one or more funds, the Adviser shall obtain the prior written consent of the Portfolio to undertake such litigation. If the Portfolio consents to such litigation, the Portfolio agrees to pay the portion of any reasonable legal fees associated with the action or the Portfolio will forfeit any claim to any assets the Adviser may recover on behalf of the Portfolio up to the amount of such legal fees owed by the Portfolio to the Adviser. If the Portfolio does not consent to such litigation, the Manager and the Portfolio agree to hold the Adviser harmless for excluding the Portfolio from such action and agree to indemnify the Adviser against any claims they may have against the Adviser from the Portfolio's exclusion.

          b. To the extent provided in the Trust's Registration Statement, as such Registration Statement may be amended from time to time, the Adviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select including affiliates of the Adviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, may pay a commission on transactions in excess of the amount of commission another broker-dealer would have charged. Subject to seeking the most favorable price and execution, the Board of Trustees or the Manager may cause the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment. To the extent the Adviser is directed to use only the specified brokers for the Portfolio, the Trust may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Adviser used other or multiple brokers.

          c. In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Adviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and the Adviser and shall be available for inspection and use by the SEC, the Trust, the Manager or any person retained by the Trust at all reasonable times.


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


     The Adviser will give copies of such records to the Manager or the Trust within a reasonable time after request. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

          d. The Adviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Manager, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; and (c) custodian fees and expenses.

          e. The Adviser and the Manager acknowledge that the Adviser is not the compliance agent for the Portfolio or for the Manager, and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with the Trust's Registration Statement and Charter Documents, written instructions of the Manager and any policies adopted by the Trust's Board of Trustees applicable to the Portfolio (collectively, the "Charter Requirements"), and in accordance with applicable law (including Subchapters M and the diversification requirements of Section 817(h) of the Code, the 1940 Act and the Advisers Act ("Applicable Law")), the Adviser shall perform such services based upon its reasonable interpretations of Applicable Law including the Adviser's internal conventions with respect to compliance with the diversification requirements of the Code, and the books and records with respect to the Portfolio (as specified in Section 2.c. hereof), which comprise a portion of the Portfolio's books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Manager or the Trust's administrator. The Adviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817(h) of the Code. The Adviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Adviser shall have no responsibility to monitor certain limitations or restrictions for which the Adviser has not been provided sufficient information in accordance with Section 1 of this Agreement or otherwise. All such monitoring shall be the responsibility of the Manager.

          f. The Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Adviser, whether public or private.

          g. The Adviser shall be responsible for the preparation and filing of
     Schedule 13G and Form 13F on behalf of the Portfolio. The Adviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.


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          h. The Adviser shall provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Adviser for each security or other investment/asset in the Portfolio for which market prices are not readily available.

          i. The Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Adviser, in each case prior to or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Adviser.

          j. The Adviser may, but is not obligated to, combine or "batch" orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Adviser's clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Adviser's clients in proportion to the purchase and sale orders placed for each client account on any given day. If the Adviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Adviser believes are desirable, the Adviser will allocate the securities the Adviser does buy or sell as part of the combined orders by following the Adviser's order allocation procedures.

          k. The Adviser will not consult with any other adviser of the Trust concerning securities transactions of any portfolio of the Trust in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

     3. Compensation of the Adviser. In consideration of services rendered
        ---------------------------
pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement.

     4. Activities of the Adviser. The services of the Adviser hereunder are not
        -------------------------
to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

     The Adviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 17j-1(b) of the 1940 Act, and shall not be subject to


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any other code of ethics, including the Manager's code of ethics, unless specifically adopted by the Adviser.

     5. Use of Names. The parties to this Agreement agree that the names of the
        ------------
Adviser and its affiliates and any of their logos or trademarks or service marks or trade names or any derivatives of them (collectively, "Adviser Names") are the valuable property of the Adviser and its affiliates. The Manager and the Portfolio may use the name of the Adviser to identify it as the subadviser to the Portfolio as required by law or regulation. Any other use of an Adviser Name must be expressly pre-approved in writing by the Adviser and all marketing materials, advertisements, sales literature and notices using an Adviser Name must be submitted to the Adviser for approval at least ten (10) business days prior to the date such approval is needed. The Manager and the Portfolio agree that, with respect to such materials submitted to the Adviser, the Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the 1940 Act or other applicable laws and regulations. Once approved in writing by the Adviser, any change in any approved use of an Adviser Name including, without limitation, change in phrases identifying or associated with the Portfolio, requires prior approval in writing by the Adviser. Upon termination of this Agreement, the Manager and the Portfolio shall forthwith cease to use all Adviser Names, except as may be required by law or regulation. If the Manager or the Portfolio makes any unauthorized use of an Adviser Name, the parties acknowledge that the Adviser and its affiliates shall suffer irreparable harm for which monetary damages may be inadequate and thus the Adviser and its affiliates shall be entitled to injunctive relief, as well as any other remedy available under law.

     The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include Adviser Names as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

     6. Liability and Indemnification.
        -----------------------------

          a. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in
     Section 15 of the 1933 Act) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other reasonable expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

          b. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on
     (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder, (ii) any failure by the Manager to properly notify the Adviser of changes to the Registration Statement or any Charter Requirements that leads to any such losses, claims, damages, liabilities or litigation to which any of the Adviser Indemnitees may be subject or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Adviser Indemnitee for use therein.

     7. Limitation of Trust's Liability. The Adviser acknowledges that it has
        -------------------------------
received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Portfolio and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

     8. Renewal, Termination and Amendment. This Agreement shall continue in
        ----------------------------------
effect, unless sooner terminated as hereinafter provided, until December 31, 2010 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the


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Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days' prior written notice to the Adviser, or by the Adviser upon 90 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Manager and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio's outstanding voting securities.

     9. Confidential Relationship. Any information and advice furnished by any
        -------------------------
party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation.

     The Manager hereby consents to the disclosure to third parties of (i) investment results and other data of the Manager or the Portfolio in connection with providing composite investment results of the Adviser and (ii) investments and transactions of the Manager or the Portfolio in connection with providing composite information of clients of the Adviser and the Adviser performing its duties pursuant to this Agreement.

     10. Cooperation with Regulatory Authorities. The parties to this Agreement
         ---------------------------------------
each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

     11. Severability. If any provision of this Agreement shall be held or made
         ------------
invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. Custodian. The Portfolio assets shall be maintained in the custody of
         ---------
its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. The Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

     13. Information. The Manager hereby acknowledges that it and the Trustees
         -----------
of the Trust have been provided with all information necessary in connection with the services to be provided by the Adviser hereunder, including a copy of
Part II of the


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Adviser's Form ADV at least 48 hours prior to the Manager's execution of this
Agreement, and any other information that the Manager or the Trustees deem necessary.

     14. Miscellaneous. This Agreement constitutes the full and complete
         -------------
agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.


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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        MET INVESTORS ADVISORY LLC

                                        BY: /s/ Jeffrey A. Tupper
                                            ------------------------------------
                                            Authorized Officer


                                        FRANKLIN ADVISERS, INC.

                                        BY: /s/ Authorized Officer
                                            ------------------------------------
                                            Authorized Officer


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                                   SCHEDULE A

                                          Percentage of average daily net assets
                                          --------------------------------------

Met/Templeton International Bond          0.30%
Portfolio


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